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                                                                   Exhibit 10.9

                              AGREEMENT OF SUBLEASE

     AGREEMENT OF SUBLEASE (this "AGREEMENT OF SUBLEASE") made as of the 7th day of March, 2003 (the "EFFECTIVE DATE"), by and between, Optium, Inc., with offices at 2721 Discovery Drive, Suite 500, Orlando, FL 32826 ("SUBLESSOR") and Quantum 3D, Inc. with offices at 6330 San Ignacio Avenue, San Jose, CA 95119 ("SUBLESSEE").

                                   WITNESSETH:

     WHEREAS, Sublessor is the Lessee under a certain Discovery Lake Office Lease Agreement dated December 28, 2000 shown in Exhibit "A" (the "LEASE"), with SV CENTRAL FLORIDA PHASE II LIMITED PARTNERSHIP as Lessor;

     WHEREAS, Sublessee desires to occupy a portion of the space covered by the Lease, as hereinafter set forth;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   SUBLEASED PREMISES.

          Sublessor hereby sublets to Sublessee, and Sublessee hereby hires and takes from Sublessor the premises, known as DISCOVERY LAKE COMPLEX, 2721 Discovery Drive, part of Suite 500, Orlando, Florida 32826 consisting of approximately 8,500 rentable square feet as shown on Exhibit B (the "SUBLEASED PREMISES"). Sublessor believes that the Subleased Premises contains 8,500 rentable square feet as determined pursuant to the Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Managers Association International ("BOMA") as revised and readopted June 7, 1996 (the "STANDARD MEASURE"), Sublessee reserves the right to measure the Subleased Premises to confirm that the measurement provided by Sublessor is accurate and conforms to the Standard Measure. Any discrepancy shall be promptly resolved by the parties through good faith negotiations and, if relevant, all items in this Sublease which are based upon the square footage of the Subleased Premises (e.g. Base Rent) shall be promptly adjusted in proportion to the change in square footage.

     2.   TERM OF SUBLEASE.

          Subject to the prior delivery of Lessor's consent as required under this Agreement, the term of this Sublease shall commence ("COMMENCEMENT DATE") on the later of (i) the 15th day of March, 2003, and (ii) delivery of possession of the Subleased Premises to the Sublessee and shall end the 14th day of June, 2006 (the "INITIAL TERM") or the earlier termination of this Agreement in accordance with its terms. Provided Sublessee is not in default hereunder beyond any applicable notice and cure periods, Sublessee may extend this Agreement of Sublease upon one hundred and twenty (120) days written notice to Sublessor in advance of the termination of the initial or extended term for two (2) additional one (1) year terms; provided,

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in the case of any second extended term, for a period expiring April 30, 2008
(the "EXTENDED TERM") at the same rental rates set forth herein for the final year of the Initial Term.

     3.   THE LEASE.

          (a) Sublessee acknowledges that it has reviewed and is familiar with all of the terms, covenants and conditions of the Lease, a copy of which is attached as Exhibit A hereto and made a part hereof. All of the terms, covenants and conditions of the Lease are incorporated herein and made a part hereof as if set forth herein at length except Sublessee is not responsible for any default of payment of monthly base rent by Sublessor, as described in the Lease. Sublessee assumes and agrees, except as otherwise provided herein, to perform, observe and comply with all of the terms, covenants and conditions on the Lessee's part to be performed, observed and complied with under the Lease as the same may or shall relate to the occupancy of the Subleased Premises.

          (b) Notwithstanding the foregoing, the following Sections of the Master Lease are expressly excluded from this Sublease: Sections 1, 2 and 23(a); Exhibit E, Sections 1, 2, and 3, Exhibit G and the Improvement Agreement; any provisions in the Lease allowing or purporting to allow Sublessor any rent concessions or abatements or construction allowances; and any provisions in the Lease conferring upon Sublessor any rights, privileges, or options or reservations in the Building except as may be provided herein.

          (c)     Without limiting the foregoing:

                  (i) If Sublessee desires to take any other action and the Lease would require that Sublessor obtain the consent of Lessor before undertaking any action of the same kind, Sublessee shall not undertake the same without the prior written consent of Sublessor. Sublessor may condition its consent on the consent of Lessor being obtained and may require Sublessee to contact Lessor directly for such consent;

                  (ii) All rights given to Lessor and its agents and representatives by the Lease to enter the Premises covered by the Lease shall inure to the benefit of Sublessor and their respective agents and representatives with respect to the Subleased Premises;

                  (iii) Sublessor shall also have all other rights, privileges, options, reservations and remedies granted or allowed to, or held by, Lessor under the Lease as same pertains to the Subleased Premises;

                  (iv) Sublessee shall maintain insurance of the kinds and in the amounts required to be maintained by Sublessor under the Lease. All policies of liability insurance shall name as additional insureds the Lessor and Sublessor and any other parties required under the Lease; and

          (d) Notwithstanding anything contained herein or in the Lease which may appear to be to the contrary, Sublessor and Sublessee hereby agree as follows:

                  (i) Neither rental nor other payments hereunder shall abate by reason of any damage to or destruction of the Subleased Premises, the furniture described herein, the

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premises subject to the Lease, or the Building or any part thereof, unless, and then only to the extent that, rental and such other applicable payments actually abate under the Lease with respect to the Subleased Premises on account of such event;

                  (ii) Sublessee shall not have any right to any portion of the proceeds of any award for a condemnation or other taking, or a conveyance in lieu thereof, of all or any portion of the Building, the premises subject to the Lease or the Subleased Premises by virtue of this Agreement;

                  (iii) Sublessee shall not have any right to exercise or have Sublessor exercise any option under the Lease, including, without limitation, any option to extend the term of the Lease or lease additional space; and

                  (iv) In the event of any conflict between the terms, conditions and provisions of the Lease and of this Agreement, the terms, conditions and provisions of this Agreement of Sublease shall, in all instances, govern and control.

          (e) Nothing contained in this Agreement shall be construed to create privity of estate or contract between Sublessee and Lessor, except the agreements of Sublessee herein in favor of Lessor, and then only to the extent of the same.

     4.   OCCUPANCY.

          (a) Sublessee covenants that it will occupy the Subleased Premises in accordance with the terms of the Lease and will not suffer to be done or omit to do any act, which may result in violation of or a default under any of the terms and conditions of the Lease, or render Sublessor liable for any charge or expense. Sublessee further covenants and agrees to indemnify Sublessor against and hold Sublessor harmless from any loss or liability arising out of by reason of, or resulting from Sublessee's failure to perform or observe any of the terms and conditions of the Lease pertaining to the Subleased Premises. Any other provision in this Agreement to the contrary notwithstanding, Sublessee shall pay to Sublessor as additional rent any and all sums which Sublessor may be required to pay to its Lessor arising out of, by reason of, or resulting from Sublessee's failure to perform or observe one or more of the terms and conditions of the Lease pertaining to the Subleased Premises.

          (b) Sublessee agrees that Sublessor shall not be required to perform any of the covenants and obligations of Sublessor hereunder that are required to be performed under the Lease by Lessor thereunder; Sublessee acknowledges that Sublessor shall be entitled to look to Lessor for such performance. Sublessor shall take such good faith action as may reasonably be indicated, under the circumstances, to secure such performance upon Sublessee's written request therefore, but in no event shall Sublessor be liable for Lessor's failure to perform or shall Sublessee be entitled to a rent abatement of any kind (except as provided in Section 3(d)(i) above). Such good faith action shall be limited to: (a) upon Sublessee's request, immediately notifying Lessor of its nonperformance under the Lease and request that Lessor perform its obligations under the Lease and (b) permitting Sublessee to commence a legal action in its own name to obtain the specific performance required from Lessor under the Lease; provided, however, that Sublessee shall pay all reasonable costs and expenses incurred in connection

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therewith and Sublessee shall indemnify and hold Sublessor harmless against all claims, losses, reasonable costs and expenses incurred by Sublessor in connection therewith.

          (c) If any event described in Paragraph 18 (Default and Remedies) of the Lease shall occur in respect of Sublessee or the Subleased's Premises or if Sublessee shall default in the payment of Base Rent or additional rent hereunder or in the performance of observance of any of the terms, covenants or conditions of this Agreement of Sublease or of the Lease on the part of Sublessee to be performed or observed, Sublessor shall be entitled to the rights and remedies herein provided or reserved by Lessor in the Lease.

     5.   RENT.

          Sublessee shall pay to Sublessor rent according to the following rent schedule ("BASE RENT"):

          Effective Date through 3/14/03      Free Rent (the "Free Rent Period")
          ------------------------------      ----------------------------------
                  3/15/03-6/14/03           $17.01 per sf     $12,048.75 per month
                  6/15/03-6/14/04           $17.42 per sf     $12,339.17 per month
                  6/15/04-6/14/05           $17.84 per sf     $12,636.67 per month
                  6/15/05-6/14/06           $18.27 per sf     $12,941.25 per month

plus applicable Florida State Sales Tax of six and a half percent (6 1/2%). The rates listed include monthly CAM charges, but exclude electric service.

     The first month's Base Rent in the amount of $12,831.92 inclusive of Florida State Sales Tax is due at the time of execution of this agreement; in addition, a Security Deposit in the amount of $13,782.43, is to be paid at the time this Agreement is executed.

     All monthly Base Rent payments shall be due and payable in advance, without demand, on or before the first day of each calendar month during the sublease term. Base Rent payments shall be made payable to Optium, Inc. and sent directly to the Sublessor at Optium, Inc., 500 Horizon Drive, Suite 505, Chalfont, PA 18914, Attn: Blakely Cherry, 215-712-6200 Suite 326.

     Sublessee agrees to reimburse Sublessor within five (5) days of billing for electric use, on the Subleased Premises which are paid directly by Sublessor for the Subleased Premises. As long as Sublessor is paying for those services on a master bill inclusive of the Subleased Premises, such billing shall be equitably apportioned based on usage in the office space only as determined in good faith by both parties. Sublessee agrees to pay for those services directly, if they are ever separately metered or billed for the Subleased Premises.

     Sublessee agrees to comply with all provisions of this Agreement of Sublease upon the Effective Date for the Free Rent Period except the payment of Base Rent.

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     6.   LATE PAYMENTS.

          Sublessee recognized that late payment of any rent or other sum due hereunder from Sublessee to Sublessor will result in additional expense to Sublessor. Sublessee therefore agrees that if Base Rent or any other payment due hereunder from Sublessee to Sublessor remains unpaid fifteen (15) days after Sublessee receives written notice from Sublessor, the same is overdue, the amount of such unpaid Base Rent or other payment shall be increased by a late charge to be paid to Sublessor by Sublessee in an amount equal to five percent (5%) per month of the delinquent amount.

     7.   SUBLESSOR'S IMPROVEMENTS.

          All alterations, decorations, installations, additions or improvement in or to the Subleased Premises shall be made at Sublessee's sole cost and expense and shall comply with all of the terms and conditions of the Lease, including, without limitation, the Improvement Agreement - Discovery Lake attached to the Lease, except those listed below which shall be completed at Sublessor's sole cost and expense (including any supervision fee charged by Lessor pursuant to Section 6 of the Lease) prior to or during occupancy by
Sublessee:

          (a) Any costs associated with separating the Sublessee's rented space from the remaining tenants in the Building, which may be required at anytime throughout the Initial or any Extended Term of this Agreement

          (b) A wall and double or oversized door in the rear delivery area to facilitate oversized deliveries.

          (c) Door or wall separating the south end of the Sublessee's usable space.

          (d) Cover the windows into the lab area from the Sublessee's side with a solid surface painted to match the wall color.

          (e)     Add kitchen sink and base cabinet in a room to the rear.

          (f) Construction of a new telephone / computer server room located near the south end of the usable space, with electrical service inside the room and a 208 volt circuit outside the room.

          (g) The source of all computer and telephone cabling to be made available for installation to Sublessee's new equipment in the added server room and left intact throughout the usable space.

     8.   FURNITURE

          During the term of this Sublease, Sublessor shall permit Sublessee to have the use of all of the cubicles and related office furniture currently installed and located at the Subleased Premises, the components of which are identified on Exhibit C attached hereto and incorporated herein by reference, subject to the obligation and liability of Sublessee, at its sole cost and expense, to maintain the cubicles and office furniture, throughout the term of this Agreement, in

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the same condition that such items are in at the time of execution of this
Agreement, and, at the expiration or earlier termination of this Agreement of Sublease or of the Lease, to deliver all of said cubicles and related office furniture in the same condition that they now are, reasonable wear and tear excepted, and to repair any damage to said cubicles and related office furniture that may have occurred prior to the expiration or earlier termination of this Agreement of Sublease or of the Lease. If Sublessee removes certain of the cubicles, Sublessee shall be obligated to store the same and, prior to delivery of the Subleased Premises to Sublessor at the expiration or earlier termination of this Agreement of Sublease or of the Lease, to reinstall the same, or if Sublessee changes the configurations restore the same to the same configurations that they were in at the time of execution of this Agreement.

     9. CONDITION OF PREMISES; CONSTRUCTION OF IMPROVEMENTS; SURRENDER OF PREMISES.

          Except as provided herein, Sublessee hereby accepts the Subleased Premises and the Building "AS-IS, WHERE IS, WITH ALL FAULTS." Sublessee expressly acknowledges and agrees that neither Sublessor, nor any of its agents, contractors or employees has made any representation or warranty whatsoever with respect to the condition of the Subleased Premises or the Building or the ability of Sublessee to use the Subleased Premises under applicable zoning or building regulations, but if any such representations and warranties were made, same are hereby expressly disclaimed by Sublessor and waived by Sublessee hereby agreeing that it has not and will not rely upon same. Without limiting the foregoing, Sublessee's taking possession of the Subleased Premises shall be conclusive evidence as against Sublessor and Lessor that the Subleased Premises and the Building were in good order and satisfactory condition when Sublessee took possession and appropriate for Sublessee's intended uses

     10.  DEFAULT BY SUBLESSEE.

          (a)     Upon the happening of any of the following:

                  (i) Sublessee fails to pay any Base Rent within three (3) days after Written notice that the same is overdue;

                  (ii) Sublessee fails to pay any other amount due from Sublessee hereunder and such failure continues for five (5) days after notice thereof from Sublessor to Sublessee;

                  (iii) Sublessee fails to perform or observe any other covenant or agreement set forth in this Sublease Agreement and such failure continues for fifteen (15) days after notice thereof from Sublessor to Sublessee; or

                  (iv) any other event occurs which involves Sublessee or the Subleased Premises and which continues beyond all applicable notice and cure periods and which would constitute a default under the Lease if it involved Sublessor or the premises covered by the Lease;

Sublessee shall be deemed to be in default hereunder, and Sublessor may exercise, without limiting any other rights or remedies available to it hereunder or at law or in equity, any and all

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rights and remedies of Lessor set forth in the Lease in the event of a default by Sublessor thereunder.

          (b) In the event Sublessee fails or refuses to make any payment or perform any covenant or agreement to be performed hereunder by Sublessee (after any applicable notice and grace period have been given and expired without cure), Sublessor may make such payment or undertake to perform such covenant or agreement (but shall not have any obligation to Sublessee to do so). In such event, amounts so paid or expended in undertaking such performance, together with all costs, expenses and attorneys' fees incurred by Sublessor in connection therewith and interest on such amounts from the date when so paid or expended at the Default Rate, shall be additional rent hereunder.

     11.  NONWAIVER.

          Failure of Sublessor to declare any default or delay in taking any action in connection therewith shall not waive such default. No receipt of moneys by Sublessor from Sublessee after the termination in any way of the term or of Sublessee's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the term or affect any notice given to Sublessee or any suit commenced or judgment entered prior to receipt of such moneys.

     12.  CUMULATIVE RIGHTS AND REMEDIES.

          All rights and remedies of Sublessor under this Agreement shall be cumulative and none shall exclude any other rights or remedies allowed by law.

     13.  WAIVER OF CLAIMS AND INDEMNITY.

          Sublessee hereby releases and waives any and all claims against Lessor and Sublessor and each of their respective officers, directors, partners, agents and employees for injury or damage to person, property or business sustained in the Subleased Premises by Sublessee during the term of this Sublease Agreement other than by reason of gross negligence or willful misconduct of Lessor or Sublessor and except in any case which would render this release and waiver void under law.

          Sublessor shall not be released or indemnified from any damages, liabilities, judgments, actions, claims, attorneys' fees, consultants' fees, payments, costs or expenses arising from the gross negligence or willful misconduct of Sublessor or its agents, contractors, licensees or invitees, or a breach of Sublessor's obligations or representations under the Agreement of Sublease.

     14.  SECURITY DEPOSIT

          Sublessee has deposited with Sublessor upon the execution of this Agreement of Sublease the sum of $13,782.43 Dollars as security for the faithful performance and observance of this Agreement of Sublease including, but not limited to, the payment of Base Rent and additional rent. Sublessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Base Rent and additional rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may reasonably expend or may be required to expend by reason of Sublessee's default in respect of any of the terms, covenants and conditions of this Agreement of Sublease, including, but not limited to, any damages or deficiency shall have accrued before or after summary proceedings or other re-entry by Sublessor or Lessor. Sublessee agrees (a) to restore the Security Deposit to its initial full amount upon any application of any part or the whole thereof by Sublessor and (b) Sublessor's rights hereunder are non-exclusive and cumulative with all rights and remedies of Sublessor under applicable law and the Lease. Sublessor shall not be required to segregate such Security Deposit nor pay interest thereon, unless required by applicable law. If Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of the Agreement, the Security Deposit shall be returned (within fifteen (15) days) to Sublessee after the date fixed at the end of this Agreement of Sublease and after delivery of the entire possession of the Subleased Premises to Sublessor. Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublessor nor Sublessor's legal representatives, successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     15.  EMINENT DOMAIN.

          If the whole or any part of the Subleased Premises shall be taken or condemned in any manner by and competent authority for any public or quasi-public use, or if the Lessor under the Lease or Sublessor as Lessee thereunder, shall terminate the Lease, in any such event, the term of this Agreement of Sublease shall cease and terminate as of the date of vesting title of such termination, as the case may be.

     16.  NO ASSIGNMENT OR SUBLETTING.

          Sublessee, for itself, its successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Agreement, nor sublet, nor suffer or permit the Subleased Premises or any part thereof to be used by others, without the prior written consent of Sublessor in each instance, which consent shall not be unreasonably withheld. If this Agreement of Sublease be assigned, or if the Subleased Premises or any part thereof be sublet or occupied by any person, firm or corporation other than the Sublessee, Sublessor may, after default by Sublessee, collect rent from the assignee, sub-tenant or occupant and apply the net amount collected to the Base Rent and additional rent, but no such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, sub-tenant, or occupant a tenant, or a release of Sublessee from the future performance by it of the covenants on the part of it herein contained.

     17.  QUIET ENJOYMENT.

          Sublessor covenants and agrees with Sublessee that upon Sublessee paying the Base Rent and additional rent and observing and performing all the terms, covenants and conditions of Sublessee's part to be observed and performed herein, Sublessee may appreciably and quietly enjoy the Subleased Premises, subject, nevertheless, to the terms and conditions of this Agreement of Sublease, to the lease and mortgages mentioned in the Lease.

          Sublessor shall pay the rental and expense amounts set forth in
Section 2 of the Lease.

     18.  INDEMNIFY.

          Each party hereto does hereby indemnify the other, and agrees to hold the other harmless, of and from any claim, damage, liability cost or expense, including reasonable attorney's fee, which either may suffer or incur by reason of the failure of the other to perform, observe and comply with any of the terms, covenants and conditions of this Agreement of Sublease.

     19.  CONSENT OF LANDLORD UNDER LEASE.

          This Agreement is executed subject to such right as the Lessor under the Lease has to withhold consent in the manner and to the extent described in
Section 9 (Assignment and Subletting) of the Lease. In the event such consent is not issued in a form satisfactory to the Sublessor and Sublessee within ____ days of the Effective Date, this Sublease Agreement shall be null and void.

     20.  BROKERAGE.

          Neither Sublessor nor Sublessee has dealt with any broker or agent in connection with the negotiation or execution of this Agreement, other than CB Richard Ellis and Carter & Associate - ONCOR International representing the Sublessor, whose commission shall be paid by Sublessor pursuant to a separate written agreement. In no event shall Lessor be liable for any leasing or brokerage commission with respect to the negotiation and execution of this Agreement of Sublease. Sublessor and Sublessee shall each jointly and severally indemnify, defend and hold Lessor harmless from and against all costs, expenses, attorneys' fees and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party with respect to this Agreement.

     21.  NOTICES.

          Any and all notices which are or may be required to be given pursuant to the terms of this Agreement or the Lease shall be sent by Registered or Certified Mail, Return Receipt Requested, to the parties hereto at their respective addresses hereinabove set forth or to such other addresses as either party shall give notice of in like manner; with a copy

          If to Sublessor:              Optium, Inc.
                                        500 Horizon Drive, Suite 505
                                        Chalfont, PA 18914
                                        Attn: Blakely Cherry
                                        215-712-6200 Ext. 326

          And if to Sublessee:          Quantum 3D, Inc.,
                                        6330 San Ignacio Ave.,
                                        San Jose, CA, 95119
                                        Attn: Carmen Cerrelli, 408-361-9999

     22.  BINDING EFFECT.

          The covenants, conditions and agreements contained herein shall be binding upon and insure to the benefit of Sublessor and Sublessee and their respective heirs, distributes, executors, administrators, successors, and assigns, as permitted hereby.

     23.  WAIVER OF SUBROGATION.

          The parties hereto, including Lessor by reason of its consent hereto, release each other and their respective agents, employees, successors and assigns from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which would normally be covered by the standard form of "all risk" property insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any damage covered by the policy.

     24.  SURRENDER.

          In no event shall Sublessee's obligation to surrender the Subleased Premises require Sublessee to repair or restore the Subleased Premises to a condition better than the condition in which the Subleased Premises existed as of the Commencement Date as modified by the improvements installed by Sublessor under this Agreement of Sublease, Sublessee shall be responsible for repairing and, upon surrender, restoring the Subleased Premises damaged during the term of this Agreement. To the extent the Subleased Premises are not so restored upon redelivery to Sublessor, Sublessor may so restore at Sublessee's expense and store any personalty or fixtures of Sublessee at Sublessee's cost and expense which sums shall be deemed additional rent payable hereunder.

     25.  ENTIRE AGREEMENT.

          This Sublease Agreement contains all the terms, covenants, conditions and agreements between Sublessor and Sublessee relating in any manner to the rental, use and occupancy of the Subleased Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect. The terms, covenants and conditions of this Agreement cannot be altered, changed, modified or added to except by a written instrument signed by Sublessor and Sublessee.

     26.  AUTHORITY.

          Each of Sublessor and Sublessee represents and warrants to the other that this Agreement has been duly authorized, executed and delivered by and on behalf of such party and constitutes the valid, enforceable and binding agreement of such party.

     27.  EXAMINATION.

          Submission of this instrument for examination or signature by Sublessee does not constitute a reservation of or option for the Subleased Premises or in any manner bind Sublessor, and no lease, sublease or obligation on Sublessor shall arise until this instrument is signed and delivered by Sublessor and Sublessee and the consent of Lessor is obtained as described above; provided, however, that the execution and delivery by Sublessee of this Agreement of Sublease to Sublessor shall constitute an irrevocable offer by Sublessee to sublease the Subleased Premises on the terms and conditions herein contained, which offer may not be revoked unless Sublessor fails to execute this Agreement of Sublease within thirty (30) days after the date of such delivery by Sublessee.

     28.  PARKING.

          Subject to the provisions and conditions of Section 12(f) of the Lease and provided that Sublessee is not in default of any of its obligations hereunder, during the term of this Agreement, Sublessee shall have the rights and privileges with respect to parking provided to Sublessor under Section 12(f) of the Lease as applied to the Subleased Premises only, subject to payment and performance by Sublessee of the obligations of Sublessor thereunder.


                           [SIGNATURE PAGE TO FOLLOW]

[LETTERHEAD]

                                February 5, 2003

          This notice authorizes Alasdair Macpherson to execute the lease agreement, as agreed and discussed by and between Curt Steven & Carmen Cerrelli on March 5, 2003.

          Please forward a copy of the executed lease to:

                  Ms. Carmen Cerrelli, CFO
                  Quantum3D, Inc.
                  6330 San Ignacio Avenue
                  San Jose, CA 95119

          If you have any questions, give me a call at (408) 361-9931.


                                        Thank you,
                                        Quantum3D, Inc.

                                        /s/ Jeff Edson
                                        Jeff Edson
                                        President & CEO


          et/CC

          cc: Alasdair MacPherson

     IN WITNESS THEREOF, Sublessor and Sublessee have caused this Agreement of Sublease to be executed by their duly authorized partner or officer as of the day and year first written above.

                                            SUBLESSEE:
WITNESSES:                                  QUANTUM 3D, INC.

/s/ Jeffrey D. Potter                       By: /s/ [ILLEGIBLE]
------------------------------                 -------------------------

    Jeffrey D. Potter                       Its: VP
------------------------------                  ------------------------
Print Name

                                            Date: 3/6/03
------------------------------                 -------------------------


------------------------------
Print Name

                                            SUBLESSOR:
WITNESSES:                                  OPTIUM, INC.

 /s/ Harry Cornell                          By: /s/ [ILLEGIBLE]
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Harry Cornell                               Its: CEO
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Print Name

/s/ [ILLEGIBLE]                             Date: 3/7/03
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[ILLEGIBLE]  03/07/03
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Print Name [ILLEGIBLE] 3/7/03

                                            LANDLORD:
WITNESSES:                                  DISCOVERY LAKES, LLC

                                            By:
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                                            Its:
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Print Name

                                            Date:
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Print Name

Inventory of office equipment as of January 1, 2003 for Suite 300.

                                   Small Cube area  Small conf. room  Large conf. room  Entry  Large cube area  Break room
--------------------------------------------------------------------------------------------------------------------------
Tables and desks

Cubicles                                  7                                                           23
Raindrop tables                           4                                                           10
Round wood top table                                        1
Long wood table                                                              1
Large 2 person wood desk                                                                  1
Small round wood table                                                                    1
Corner desk
Round table
Red top tables                                                                                                      2

Chairs

Adjustable Black chairs                   7
Fixed black chairs                        3                                                            5
Adjustable purple low back chairs                           4
Adjustable mesh chairs                                                      12            2           20
Fixed wire chairs                                                                                      4
Fixed waiting chairs                                                                      6
Fixed multi colored chairs                                                                                          8

Cabinets

2 drawer cabinet
3 drawer cabinet
5 drawer cabinet                          7                                                           18

Misc.

Trash can                                                                                                           1

                                   Office #1  Office #2  Office #3  Office #4  Office #5  Office #6  Office #7  Bay area  Totals
--------------------------------------------------------------------------------------------------------------------------------
Tables and desks

Cubicles                                                                                    Only                            30
Raindrop tables                                                                           furniture                         14
Round wood top table                                                                        is a                             1
Long wood table                                                                           built in       No         No       1
Large 2 person wood desk                                                                    wood     furniture  furniture    1
Small round wood table                                                                    table top                          1
Corner desk                            1          1          1          1          1        with                             5
Round table                            1          1          1          1          1       drawers                           5
Red top tables                                                                                                               2

Chairs

Adjustable Black chairs                                                                                                      7
Fixed black chairs                                                                                                           8
Adjustable purple low back chairs                                                                                            4
Adjustable mesh chairs                 1          1          1          1          1                                        39
Fixed wire chairs                      3          3          3          3          3                                        19
Fixed waiting chairs                                                                                                         6
Fixed multi colored chairs                                                                                                   8

Cabinets

2 drawer cabinet                        1          1          1          1          1                                        5
3 drawer cabinet                        1          1          1          1          1                                        5
5 drawer cabinet                        1                                                                                   26

Misc.

Trash can                                                                                                                    1

                     AMENDMENT ONE TO AGREEMENT OF SUBLEASE

THIS AMENDMENT TO AGREEMENT OF SUBLEASE (the "SUBLEASE"), made and entered into by and between OPTIUM, INC. (hereinafter referred to as "SUBLESSOR") and QUANTUM3D, INC. (hereinafter referred to as "SUBLESSEE")


                                   WITNESSETH:

WHEREAS, Sublessor and Sublessee entered into that certain Agreement of Sublease dated March 7, 2003 (the "SUBLEASE"), pertaining to the subletting of the premises known as DISCOVERY LAKE COMPLEX, 2721 Discovery Drive, part of Suite 500, Orlando, Florida 32826 (the "BUILDING") consisting of approximately 8,500 square feet of rentable office area of the building as shown on Exhibit B (the "SUBLEASED PREMISES") of the Agreement of Sublease, on the conditions and for the terms and the rental rate set forth therein;

NOW THEREFORE, the parties hereto mutually agree that said Sublease shall be amended in accordance with the following:

A.) The Term, as provided in Section 2 of the Sublease, which is scheduled to expire June 15, 2006, shall be extended for twenty-two and half (22.5) additional, successive months thus expiring April 30, 2008.

B.) The Base Rental, as provided in Section 5 of the Sublease, shall be modified in accordance with the following:

     For the period beginning on June 15, 2006 through April 30, 2008 the monthly Base Rental shall be TWELVE THOUSAND NINE HUNDRED FORTY-ONE and 25/00 Dollars ($12,941.25) being at a rate of ONE HUNDRED FIFTY FIVE THOUSAND TWO HUNDRED NINETY FIVE and 00/00 Dollars ($155,295) per annum.

C.) In accordance with Section 7 of the Sublease, Sublessee has the right at their sole cost and expense to make alterations, decorations, installations, additions or improvements in or to the Subleased Premises including but not limited to the following:

     -    adding, changing, eliminating or combining offices

     - modifying the power and/or HVAC to accommodate the use of computer equipment

     -    modifying the curved wall

     -    modifying the conference rooms

     -    modifying the lighting

     -    modifying the bathrooms

D.) In the event the terms and provisions of this Amendment conflict with any terms and provisions of the Sublease, this Amendment shall control.

E.) Capitalized terms used herein, unless otherwise defined herein, shall have the same meaning as defined in the Sublease.

F.) All other terms and conditions of the Sublease shall remain in full force and effect unless expressly modified herein.

IN WITNESS WHEREOF, the parties hereto have set their hands and signatures this 24th day of April, 2006.

                                SUBLESSOR: OPTIUM, INC.

Illegible     4/24/06           BY: /s/ David Renner
------------------------            ------------------------------
Witness                                 David Renner

                                AS ITS: Chief Finpcial Officer

                                DATE: 4/24/06
                                     -----------------------------


                                SUBLESSEE:   QUANTUM3D, INC.


Illegible                       BY: /s/ Tom Kais
------------------------            ------------------------------
Witness                                 Tom Kais

                                AS ITS: Chief Financial Officer

                                DATE: 4/19/06
                                     -----------------------------